EXHIBIT 10.1

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

FOR Tubz, LLC

A Manager-Managed Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Tubz, LLC, a limited liability company organized under the laws of Delaware (the "Company"), originally formed on October 29, 2014 under the Delaware Limited Liability Company Act, dated January 1, 2016, is entered into by and between Graphite Corp., a Nevada corporation ("GC"), Anode1, LLC, a Delaware limited liability company ("A1"), and eTe Solutions, LLC , a California Limited Liability Company ("eTe") and, together with GC and AI, the "Members").

WHEREAS, the Company has licensed from William Marsh Rice University certain inventions, know-how and rights pertaining to a graphene-carbon nanotube hybrid material and its use in electrodes, including without limitation all rights pursuant to and as described more fully in the license agreement dated December 9, 2014 (the "License Agreement").

WHEREAS, the Members desire to commercialize, use, sell, license, sub-license and/or otherwise exploit the technology licensed under the License Agreement and other related or useful (in the discretion of the Managers) technologies.

WHEREAS, the Members desire to enter into this Agreement to set forth their respective rights and obligations as Members of the Company and to provide for the management and affairs of the Company through its Managers and for the conduct of the business of the Company.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I: Company Formation and Registered Agent

1.1 REGISTERED OFFICE AND AGENT. The location of the registered office of the Company shall be: 616 Corporate Way, Suite 2-9011, Valley Cottage, NY 10989.

1.2 TERM. The Company shall continue for an indefinite period unless dissolved by

(a) Members whose capital interest as defined in Article 2.2 exceeds 50 percent vote for dissolution; or

(b) Any event which makes it unlawful for the business of the Company to be carried on by the Members; or

(c) The death, resignation, expulsion, bankruptcy, retirement of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company; or

(d) Any other event causing a dissolution of an LLC under the laws of the State of Delaware.

1.3 CONTINUANCE OF COMPANY. Notwithstanding the provisions of ARTICLE 1.2, in the event of an occurrence described in ARTICLE 1.2(c), if there are at least two remaining Members, said remaining Members shall have the right to continue the business of the Company. Such right can be exercised only with consent of the remaining Members holding a majority of the capital interests in the Company within ninety (90) days after the occurrence of an event described in ARTICLE 1.2(c). If not so exercised, the right of the Members to continue the business of the Company shall expire.

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1.4 BUSINESS PURPOSE. The purpose of the Company is to engage in any lawful act or activity for which a Limited Liability Company may be formed under the Limited Liability statutes of the State of Delaware.

1.5 PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Company shall be in Valley Cottage, NY or at such other place as the Managers from time to time select.

1.6 THE MEMBERS. The name and residence of each member are listed in Exhibit 2 of this Agreement.

1.7 ADMISSION OF ADDITIONAL MEMBERS. Except as otherwise expressly provided in the Agreement, no additional members may be admitted to the Company through issuance by the company of a new interest in the Company without the prior written consent of the majority of the Members. Notwithstanding anything else to the contrary, the Members hereby agree that the Managers will be allowed to offer equity ownership stakes to employees and consultants of the Company in amounts and on terms to be decided in the reasonable discretion of the Mangers in order to attract, incentivize and compensate such employees.

ARTICLE 2: Capital Contributions

2.1 CONTRIBUTIONS. As at the date hereof, the Members had made the capital contributions set forth opposite their names on Exhibit 3.

2.2 ADDITIONAL CONTRIBUTIONS. Except as provided in ARTICLE 6.2, no Member shall be obligated to make any additional contribution to the Company's capital.

ARTICLE 3: Profits, Losses and Distributions

3.1 PROFITS/LOSSES. For financial accounting and tax purposes the Company's net profits or net losses shall be determined on an annual basis and shall be allocated to the Members in proportion to each Member's relative capital interest in the Company as set forth in Exhibit 2 as amended from time to time in accordance with Treasury Regulation 1.704-1.

3.2 DISTRIBUTIONS. The Members shall determine and distribute available funds annually or at more frequent intervals as they see fit. Available funds, as referred to herein, shall mean the net cash of the Company available after appropriate provision for expenses and liabilities, as determined by the Managers. Distributions in liquidation of the Company or in liquidation of a Member's interest shall be made in accordance with the positive capital account balances pursuant to Treasury Regulation 1.704-l(b)(2)(ii)(b)(2). To the extent a Member shall have a negative capital account balance, there shall be a qualified income offset, as set forth in Treasury Regulation 1.704-l(b)(2)(ii)(d).

ARTICLE 4: Management

4.1 MANAGEMENT OF THE BUSINESS. By a vote of the Members holding a majority of the capital interests in the Company, as set forth in Exhibit 2 as amended from time to time, shall elect so many Managers as the Members determine, but no fewer than one, with one Manager elected by the Members as Chief Executive Manager.

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4.2 MEMBERS. The liability of the Members shall be limited as provided under the laws of the Delaware Limited Liability statutes. Members that are not Managers shall take no part whatever in the control, management, direction, or operation of the Company's affairs and shall have no power to bind the Company. The Managers may from time to time seek advice from the Members, but they need not accept such advice, and at all times the Managers shall have the exclusive right to control and manage the Company. No Member shall be an agent of any other Member of the Company solely by reason of being a Member. However, notwithstanding anything else to the contrary herein, to the extent that any matter is subject to the approval of the Members, each Member will have such voting power as corresponds to such Member's percentage ownership interest. By way of illustration only, if eTe owns 17% of the Company, then eTe shall have 17% of the voting power in respect of any matter that goes before the Members for approval. The Members further agree that should eTe's ownership percentage be challenged, denied, unrecognized or contested by any person, whether in court, arbitration or otherwise, then A1 shall hereby become attorney-in-fact for eTe and will have full authority to vote (in its sole discretion) on behalf of and for eTe for so long as such challenge, denial, lack of recognition or contest is being waged by any person or a court order is entered in respect of eTe's ownership percentage.

4.3 POWERS OF MANAGERS. The Managers are authorized on the Company's behalf to make all decisions as to (a) the sale, development lease or other disposition of the Company's assets; (b) the purchase or other acquisition of other assets of all kinds; (c) the management of all or any part of the Company's assets; (d) the borrowing of money and the granting of security interests in the Company's assets; (e) the pre-payment, refinancing or extension of any loan affecting the Company's assets; (f) the compromise or release of any of the Company's claims or debts; and, (g) the employment of persons, firms or corporations for the operation and management of the company's business. In the exercise of their management powers, the Managers are authorized to execute and deliver (a) all contracts, conveyances, assignments leases, sub-leases, franchise agreements, licensing agreements, management contracts and maintenance contracts covering or affecting the Company's assets; (b) all checks, drafts and other orders for the payment of the Company's funds; (c) all promissory notes, loans, security agreements and other similar documents; and, (d) all other instruments of any other kind relating to the Company's affairs, whether like or unlike the foregoing.

4.4 CHIEF EXECUTIVE MANAGER. The Chief Executive Manager shall have primary responsibility for managing the operations of the Company and for effectuating the decisions of the Managers.

4.5 COMPANY INFORMATION. Upon request, the Managers shall supply to any member information regarding the Company or its activities. Each Member or his authorized representative shall have access to and may inspect and copy all books, records and materials in the Manager's possession regarding the Company or its activities. The exercise of the rights contained in this ARTICLE 4.6 shall be at the requesting Member's expense.

4.6 EXCULPATION. Any act or omission of the Managers, the effect of which may cause or result in loss or damage to the Company or the Members if done in good faith to promote the best interests of the Company, shall not subject the Managers to any liability to the Members.

4.7 INDEMNIFICATION. The Company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member of the Company, Manager, employee or agent of the Company, or is or was serving at the request of the Company, for instant expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the Members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action proceeding, has no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of "no lo Contendere" or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was lawful.

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4.8 RECORDS. The Managers shall cause the Company to keep at its principal place of business the following:

(a) a current list in alphabetical order of the full name and the last known street address of each Member;

(b) a copy of the Certificate of Formation and the Company Operating Agreement and all amendments;

(c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

(d) copies of any financial statements of the limited liability company for the three most recent years.

ARTICLE 5: Compensation

5.1 MANAGEMENT FEE. Any Manager rendering services to the Company shall be entitled to compensation commensurate with the value of such services, the manager's experience and geographical location.

5.2 REIMBURSEMENT. The Company shall reimburse the Managers or Members for all direct out-of-pocket expenses incurred by them in managing the Company.

ARTICLE 6: Bookkeeping

6.1 BOOKS. The Managers shall maintain complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Managers shall select. The company's accounting period shall be the calendar year.

6.2 MEMBER'S ACCOUNTS. The Managers shall maintain separate capital and distribution accounts for each member. Each member's capital account shall be determined and maintained in the manner set forth in Treasury Regulation 1.704-l(b)(2)(iv) and consist of his initial capital contribution increased by:

(a)     any additional capital contribution made by him/her;

(b)     credit balances transferred from his distribution account to his capital account; and decreased by:

(c)     distributions to him/her in reduction of Company capital;

(d)     the Member's share of Company losses if charged to his/her capital account.

6.3 REPORTS. The Managers shall close the books of account after the close of each calendar year, and shall prepare and send to each member a statement of such Member's distributive share of income and expense for income tax reporting purposes.

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ARTICLE 7: Transfers

7.1 ASSIGNMENT. Subject at all times to the consent of a majority of Members (with such consent not to be unreasonably withheld or delayed), if at any time a Member proposes to sell, assign or otherwise dispose of all or any part of his interest in the Company, such Member shall first make a written offer to sell such interest to the other Members at a price determined by mutual agreement. If such other Members decline or fail to elect such interest within thirty (30) days, and if the sale or assignment is made and the Members fail to approve this sale or assignment by a vote of the Members holding a majority of the capital interests in the Company then, pursuant to the Delaware Limited Liability statutes, the purchaser or assignee shall have no right to participate in the management of the business and affairs of the Company. The purchaser or assignee shall only be entitled to receive the share of the profits or other compensation by way of income and the return of contributions to which that Member would otherwise be entitled.

Signed and agreed this 1st day of January 2016.

Graphite Corp.	Anode1, LLC	eTe Solutions, LLC
Member	Member	Member

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT

FOR TUBZ, L.L.C.

EXHIBIT 1 - LISTING OF MANAGERS

By a majority vote of the Members the following Managers were elected to operate the Company pursuant to ARTICLE 4 of the Agreement:

eTe Solutions, LLC
Chief Executive Manager
4256 Manuela Ct
Palo Alto, CA, 94306, USA

The above listed Manager (eTe Solutions, LLC) will serve in their capacities until they are removed for any reason by a majority vote of the Members as defined by ARTICLE 4 or upon their voluntary resignation.

Signed and agreed this 1st day of January 2016.

Graphite Corp
Member	Signature

Anode1, LLC
Member	Signature

eTe Solutions, LLC
Member	Signature

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT

FOR TUBZ, L.L.C.

EXHIBIT 2 - LISTING OF MEMBERS

As of the 1st day of January 2016 the following is a list of Members of the Company:

NAME:	ADDRESS:

Graphite Corp	616 Corporate Way, Suite 2-9011, Valley Cottage, NY 10989

Anode1, LLC	16192 Coastal Highway, Lewes, DE 19958

eTe Solutions, LLC	4256 Manuela Ct, Palo Alto, CA 94306, USA

Authorized by Member(s) to provide Member Listing as of this 1st day of January 2016

Graphite Corp
Member	Signature

Anode1, LLC
Member	Signature

eTe Solutions, LLC
Member	Signature

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT

FOR TUBZ, L.L.C.

EXHIBIT 3 - CAPITAL CONTRIBUTIONS

The description and each individual portion of this initial contribution is as follows:

Member	Percent Interest	Capital Account Contribution	Address	Email Address
Graphite Corp.*	37%	founder + $60,000 in cash	616 Corporate Way, Suite 2-9011, Valley Cottage, NY 10989	mark@grphcorp.com
Dr. James Tour	11%	Advisory and consulting services	Rice University Smalley Institute for Nanoscale Science and Technology, MS222 6100 Main Street, Houston, Texas 77005	tour@rice.edu
Anode1, LLC*	35%	$180,000	16192 Coastal Highway, Lewes, DE 19958	Anode1llc@gmail.com
eTe Solutions, LLC*	17%	service	4256 Manuela Ct, Palo Alto, CA 94306, USA	ete_solutions@me.com

*Such member is also or has designated a manager.

SIGNED AND AGREED this 1st day of January 2016.

Graphite Corp
Member	Signature

Anode1, LLC
Member	Signature

eTe Solutions, LLC
Member	Signature

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